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                                                                     Exhibit 28




                REVIEW REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of Jones Intercable, Inc.:

We have made a review of the accompanying condensed consolidated balance sheet of JONES INTERCABLE, INC. (a Colorado corporation) and subsidiaries as of November 30, 1994, and the related condensed consolidated statements of operations and cash flows for the three- and six-month periods ended November 30, 1994 and 1993. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists primarily of applying analytical review procedures to the financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Jones Intercable, Inc., and subsidiaries as of May 31, 1994 (not presented herein), and, in our report dated August 22, 1994, we expressed an unqualified opinion on that statement. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of May 31, 1994, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.


                                        /s/ ARTHUR ANDERSEN LLP
                                        ARTHUR ANDERSEN LLP


Denver, Colorado,
 January 11, 1995